STOCK PURCHASE AGREEMENT

     This Agreement, entered into this 1st day of August 1997, is by and between Merchants T&F, Inc., a New York corporation (the "Seller"), and Murray A. Wilson, an individual (the "Purchasers").

                                    RECITALS:

     WHEREAS, the Seller is the owner of 1,500 shares of common stock of Ciro Jewelery, Inc., a Delaware corporation (the "Issuer"); and

     WHEREAS, the Seller is willing to sell, and the Purchaser wishes to buy, said shares pursuant to the terms of this Agreement;

     NOW, THEREFORE, in consideration of the mutual terms and conditions set forth herein, the parties hereto agree as follows:

     1. Shares to be Sold. Seller hereby bargains, sells, transfers, and assigns to Purchaser, and Purchaser hereby acquires from the Seller, 1,500 shares of common stock of the Issuer (hereinafter the "Shares").

     2. Consideration. In payment for the Shares, the Purchaser hereby pays to Seller $393,432, in the form of a promissory note (the "Note") payable not later than one year from the date of this Agreement together with interest at the rate of eight percent (8%) per annum. The receipt and sufficiency of the Note is hereby acknowledged by the Seller. A copy of the form of the Note is attached hereto as Exhibit "A" and incorporated herein.

     3. Representations and Warranties of the Seller. Seller represents and warrants as follows:

     a. The Seller has good and marketable title to the Shares subject to no pledge, lien, encumbrance, security interest, or charge.

     b. This Agreement has been duly authorized by all necessary corporate actions of Seller, and has been validly executed and constitutes a valid and binding obligation enforceable in accordance with its terms. The execution, delivery, and performance by Seller of the Agreement will not (i) conflict with or result in any breach or violation of or default (or give rise to any right or termination, cancellation, or acceleration) under its bylaws or its charter or any amendments thereto, or any note, bond, mortgage, indenture, lease, license, permit, agreement, or other instrument or obligation to which Seller is a party or by which it is bound; or (ii) violate any law, order, rule, or regulation applicable to Seller. No consent or approval by any governmental authority is required in connection with the execution, delivery and performance of this Agreement by Seller.

     c. The terms and conditions of this Agreement and all other instruments and agreements to be delivered by Seller to Purchaser pursuant to the terms of this Agreement are valid, binding, and enforceable against Seller in accordance with their terms, subject only to the applicable bankruptcy, moratorium, and other laws generally affecting the rights and remedies of creditors.

     d. The Seller represents that no commission is due from Seller or Purchaser to any brokers, agents, or finders as a result of the sale of the Shares.

     e. No representation or warranty made to Purchaser, nor any written statement or certificate furnished or to be furnished to Purchaser in connection with the transaction contemplated by this Agreement, contains or will contain, to the knowledge of Seller or its officers, any untrue statement of a material fact, or omits or will omit to state, to the knowledge of Seller or its officers, any material fact necessary to make the representations, warranty, written statement or certificate not misleading.

     4. Representations and Warranties of the Purchaser. Purchaser represents and warrants as follows:

     a. Purchaser understands and acknowledges that the Shares have not been registered and are restricted securities as that term is defined in Rule 144 promulgated by the Securities and Exchange Commission.

     b. Purchaser is not acquiring the Shares with a view to, or for sale in connection with, any distribution thereof under such circumstances as would constitute a public offering within the contemplation of the Securities Act of 1933, as amended (the "Securities Act"). Purchaser shall not sell or otherwise dispose of the Shares unless a registration statement under the Securities Act is in effect with respect thereto, or unless he shall receive an opinion from counsel that the contemplated sale or other disposition will not require registration under the Securities Act.

     c. No representation or warranty made to Seller, nor any written statement or certificate furnished or to be furnished to Seller in connection with the transaction contemplated by this Agreement, contains or will contain, to the knowledge of Seller or its officers, any untrue statement of a material fact, or omits or will omit to state, to the knowledge of Seller, any material fact necessary to make the representations, warranty, written statement or certificate not misleading.

     5. Seller's Indemnity. Seller shall defend, indemnify, and hold harmless Purchaser, his agents, servants, and employees, and their respective heirs, personal and legal representatives, guardians, successors and assigns, from and against any and all claims, threats, liabilities, taxes, interest, fines, penalties, suits, actions, proceedings, demands, damages, losses, costs, and expenses


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

(including attorneys' and experts' fees and court costs) of every kind and nature arising out of, resulting from, or in connection with:

     a. Any misrepresentation or breach by Seller of any representation or warranty contained in this Agreement.

     b. Any non-performance, failure to comply or breach by the Seller of any covenant, promise, or agreement of Seller contained in this Agreement.

     c. Any debts, obligations, duties, and/or liabilities of the Seller.

     6. Purchaser's Indemnity. Purchaser shall defend, indemnify, and hold harmless Seller, its officers, directors, shareholders, agents, servants, and employees, and their respective heirs, personal and legal representatives, guardians, successors and assigns, from and against any and all claims, threats, liabilities, taxes, interest, fines, penalties, suits, actions, proceedings, demands, damages, losses, costs, and expenses (including attorneys' and experts' fees and court costs) of every kind and nature arising out of, resulting from, or in connection with:

     a. Any misrepresentation or breach by Purchaser of any representation or warranty contained in this Agreement.

     b. Any non-performance, failure to comply or breach by the Purchaser of any covenant, promise, or agreement of Purchaser contained in this Agreement.

     7. Governing Law. This Agreement and the rights and duties of the parties hereto shall be construed and determined in accordance with the laws of the State of New York, and any and all actions to enforce the provisions of this Agreement, shall be brought in a court of competent jurisdiction in the State of New York and in no other place.

     8. Successors and Assigns. This Agreement shall be binding upon the parties and their successors and assigns and shall inure to the benefit of the other parties and successors and assigns.

     9.  Counterparts.   This  Agreement  may  be  executed  in  any  number  of
counterparts and all such counterparts taken together shall be deemed to constitute one instrument.

     10. Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all negotiations, representations, prior discussions, and preliminary agreements between the parties hereto relating to the subject matter of this Agreement.

     11. Survival of Covenants. Etc. All covenants, representations and warranties made herein shall survive the making of this Agreement and shall continue in full force and effect until the obligations of this Agreement have been fully satisfied.


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

     12. Partial Invalidity. If any term of this Agreement shall be held to be invalid or unenforceable, such term shall be deemed to be severable and the validity of the other terms of this Agreement shall in no way be affected thereby.

     13. Headings. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the undersigned have executed and delivered this document effective the day and year first above written.


Seller:                         Merchants T&F, Inc.


                                By /s/ Laszlo Schwartz
                                   -------------------------------
                                   Laszlo Schwartz, Vice-President


Purchaser:                         /s/ Murray A. Wilson
                                   -------------------------------
                                   Murray A. Wilson



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